UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 18, 2023

IOVANCE BIOTHERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware
(State of Incorporation)

001-36860	75-3254381
Commission File Number	(I.R.S. Employer Identification No.)

825 Industrial Road, 4th Floor
San Carlos, California	94070
(Address of Principal Executive Offices)	(Zip Code)

(650) 260-7120
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000041666 per share	IOVA	The Nasdaq Stock Market, LLC

Item 2.01	Completion of Acquisition or Disposition of Assets.

Acquisition of Worldwide Rights in Proleukin® (aldesleukin)

As previously disclosed in the Current Report on Form 8-K filed by Iovance Biotherapeutics, Inc., a Delaware corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”) on January 23, 2023, the Company and its newly formed, wholly owned subsidiary, Iovance Biotherapeutics UK Ltd (“Purchaser”) entered into an Option Agreement (the “Option Agreement”) with Clinigen Holdings Limited, Clinigen Healthcare Limited, and Clinigen, Inc. (collectively, “Clinigen”), pursuant to which the Purchaser would acquire the worldwide rights in Proleukin® (aldesleukin) (the “Product”), as well as the manufacturing, supply, commercialization and the generation of income from such rights and associated operations from Clinigen (the “Acquisition”).

On May 18, 2023, the Company completed the Acquisition and specifically acquired (i) all issued and outstanding shares of Clinigen SP Limited (the “Target”), (ii) the business of the Target and Clinigen comprising the manufacturing, supply, commercialization and the generation of income from the Product rights and the undertaking of an active role in the development, maintenance and exploitation of those rights, and (iii) certain specified assets identified in the Option Agreement. The closing contemplated by the Option Agreement followed the satisfaction or waiver of the closing conditions under the Option Agreement, including the required submission of the premerger notification and report form filing under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 to the Regulatory Authority (as defined in the Option Agreement).

Pursuant to the Option Agreement, the Company paid to Clinigen (i) an upfront payment of £167.7 million (or approximately $200 million) and (ii) a payment for certain inventory of £2.4 million (or approximately $3.1 million) using existing cash on hand. The Option Agreement also provides for a £41.7 million (or approximately $50 million) milestone payment upon first approval of lifileucel in advanced melanoma, and deferred consideration based on double digit rates on global net sales (as defined therein) payable from the Company to Clinigen following the completion of the Acquisition for the applicable deferred consideration term.

The foregoing description of the Option Agreement does not purport to be complete and is qualified in its entirety by reference to the Option Agreement, a copy of which was filed as Exhibit 10.1 to Amendment No. 1 to the Current Report on Form 8-K filed by the Company with the SEC on January 27, 2023.

Item 9.01.	Financial Statements and Exhibits.

(a)       Financial Statement of Business Acquired

The financial statements required by this Item, with respect to the Acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed related to Item 2.01.

(b)       Financial Statement of Business Acquired

The pro forma financial information required by this Item, with respect to the Acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed related to Item 2.01.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded as Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2023	IOVANCE BIOTHERAPEUTICS, INC.

	By:	/s/ Frederick G. Vogt
Frederick G. Vogt, Interim CEO & General Counsel